Exhibit 21
Invacare Corporation Subsidiaries

1	Adaptive Switch Laboratories, Inc., a Texas corporation.
2	Alber GmbH, a German limited liability company.
3	Alber GmbH, a Swiss limited liability company.
4	Alber USA, LLC, an Ohio limited liability company.
5	Aquatec Operations GmbH, a German limited liability company.
6	Carroll Healthcare General Partner Inc., an Ontario corporation.
7	Carroll Healthcare Inc., an Ontario corporation.
8	Freedom Designs, Inc., a California corporation.
9	Invacare AB, a Swedish company.
10	Invacare AG, a Swiss company.
11	Invacare A/S, a Danish company.
12	Invacare AS, a Norwegian company.
13	Invacare Asia Ltd., a Hong Kong company.
14	Invacare Australia Pty Limited, an Australian company.
15	Invacare Austria GmbH, an Austrian company.
16	Invacare B.V., a Netherlands company.
17	Invacare Canada General Partner Inc., a Canadian federal corporation.
18	Invacare Canada L.P., an Ontario limited partnership.
19	Invacare Continuing Care, Inc., a Missouri corporation.
20	Invacare Credit Corporation, an Ohio corporation.
21	Invacare Dolomite AB, a Swedish company.
22	Invacare (Deutschland) GmbH, a German company.
23	Invacare France Operations SAS, a French company.
24	Invacare Germany Holding GmbH, a German company.
25	Invacare GmbH, a German company.
26	Invacare Holding AS, a Norwegian company.
27	Invacare Holdings C.V., a Netherlands partnership.
28	Invacare Holdings, LLC, an Ohio limited liability company.
29	Invacare Holdings New Zealand, a New Zealand company.
30	Invacare Holdings SARL, a Luxembourg company.
31	Invacare Holding Two AB, a Swedish company.
32	Invacare Holdings Two B.V., a Netherlands company.
33	Invacare Holdings Two SARL, a Luxembourg company.
34	Invacare Ireland Ltd., an Ireland company.
35	Invacare International GmbH, a Swiss company.
36	Invacare Limited, a UK company.
37	Invacare MeccSan Srl, an Italian company.
38	Invacare New Zealand, a New Zealand company.
39	Invacare NV, a Belgium company.
40	Invacare Poirier SAS, a French company.
41	Invacare (Portugal)—Sociedade Industrial e Comercial de Ortopedia, Lda., a Portuguese company.
42	Invacare (Portugal) II—Material Ortopedico, Lda., a Portuguese company.
43	Invacare Rea AB, a Swedish company.
44	Invacare S.A., a Spanish company.
45	Invacare Thailand Ltd., a Thailand limited liability company

46	Invacare UK Operations Ltd., a UK company.
47	Invacare Verwaltungs GmbH, A German limited liability company.
48	Invamex Holdings LLC, a Delaware limited liability company.
49	Invamex S. de R.L. de C.V., a Mexican corporation.
50	Invatection Insurance Company, a Vermont corporation.
51	Medbloc, Inc., a Delaware corporation.
52	Motion Concepts, L.P., an Ontario limited partnership.
53	Perpetual Motion Enterprises Limited, an Ontario corporation.

Note that all entities are direct or indirect wholly owned subsidiaries.